Exhibit 99.1

VICORP ANNOUNCES DELAYED FILING OF FORM 10-K

January 25, 2008 — VICORP Restaurants, Inc. (“VICORP”) announced today that it will delay the filing of its Form 10-K for the year ended November 1, 2007.  This delay is due to VICORP’s need to complete its evaluation of its intangible asset carrying values under SFAS No. 142, “Goodwill and Other Intangible Assets”, and its application to the Company under generally accepted accounting principles.  The Company expects to record an impairment charge.

The lenders participating in VICORP’s senior credit facility have agreed to extend the time period for VICORP to deliver financial information required under the senior credit facility.  VICORP anticipates that it will file its Form 10-K on or before February 15, 2008.  The Company’s press release and quarterly conference call will be scheduled to take place shortly following the filing of the 10-K.

About VICORP Restaurants, Inc.

VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. VICORP, founded in 1958, has 401 restaurants in 25 states, consisting of 308 company-operated restaurants and 93 franchised restaurants.  Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner.  Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients.  Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.

Safe Harbor Statement

This announcement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement.  See the “Risk Factors” section of our Form 10-K dated November 2, 2006, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect us and our operations.  Such factors include the following:  competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions.  In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods.  Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact:	Anthony J. Carroll
Chief Financial Officer
VICORP Restaurants, Inc.
Direct: (303) 672-2266
Email: tony.carroll@vicorpinc.com